                                                                     EXHIBIT 2.1
                                                                     -----------



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                         EPL RESOURCES (DELAWARE) CORP.

                             SKYNET HOLDINGS, INC.

                                      AND

                         THE PRINCIPAL SHAREHOLDERS OF

                             SKYNET HOLDINGS, INC.


Dated:    September 28, 1998

                            EXHIBITS AND SCHEDULES

ARTICLE I:  MERGER OF SKYNET WITH AND INTO ACQUIROR AND RELATED MATTERS.........   1
  1.1 The Merger................................................................   1
  1.2 Conversion of Stock.......................................................   3
  1.3 Merger Consideration......................................................   3
  1.4 Escrow Agreement..........................................................   4
  1.5 Additional Rights; Taking of Necessary Action; Further Action.............   5
  1.6 No Further Rights or Transfers............................................   5

ARTICLE II:  THE CLOSING........................................................   5
  2.1 Closing Date..............................................................   5
  2.2 Closing Transactions......................................................   5

ARTICLE III:  CERTAIN CORPORATE ACTION..........................................   9
  3.1 SkyNet Corporate Action...................................................   9
  3.2 Acquiror Corporate Action.................................................   9

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES.....................................   9
  4.1 Representations and Warranties of SkyNet and the Principal Shareholders...   9
  4.2 Representations and Warranties of Acquiror................................  21

ARTICLE V:  AGREEMENTS OF THE PARTIES...........................................  24
  5.1 Access to Information.....................................................  24
  5.2 Confidentiality; No Solicitation..........................................  24
  5.3 Interim Operations........................................................  27
  5.4 Consents..................................................................  29
  5.5 Filings; Registration Statement...........................................  29
  5.6 All Reasonable Efforts....................................................  29
  5.7 Public Announcements......................................................  30
  5.8 Notification of Certain Matters...........................................  30
  5.9 Expenses..................................................................  30
  5.10 Financial Statements.....................................................  30
  5.11 Lock-Up..................................................................  31
  5.12 Private Offering.........................................................  31
  5.13 Documents at Closing.....................................................  31
  5.14 Prohibition on Trading in Acquiror Stock.................................  31
  5.15 Reservation of Shares....................................................  32
  5.16 Employment Agreements....................................................  32
  5.17 Acknowledgment of Approvals..............................................  32
  5.18 Matters of Corporate Governance..........................................  32
  5.19 Production of Schedules and Exhibits.....................................  33

                            EXHIBITS AND SCHEDULES

ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER...........................  33
  6.1 Conditions to Obligations of SkyNet and the Principal Shareholders........  33
  6.2 Conditions to Acquiror's Obligations......................................  34

ARTICLE VII:  INDEMNIFICATION...................................................  36
  7.1 Indemnification...........................................................  36

ARTICLE VIII:  TERMINATION......................................................  37
  8.1 Termination...............................................................  37
  8.2 Notice and Effect of Termination..........................................  38
  8.3 Extension; Waiver.........................................................  38
  8.4 Amendment and Modification................................................  39

ARTICLE IX:  MISCELLANEOUS......................................................  39
  9.1 Survival of Representations and Warranties; Remedies......................  39
  9.2 Notices...................................................................  40
  9.3 Agreement; Assignment.....................................................  41
  9.4 Binding Effect; Benefit...................................................  41
  9.5 Headings..................................................................  41
  9.6 Counterparts..............................................................  42
  9.7 Governing Law.............................................................  42
  9.8 Arbitration...............................................................  42
  9.9 Severability..............................................................  42
  9.10 Release and Discharge....................................................  42
  9.11 Certain Definitions......................................................  42

                            EXHIBITS AND SCHEDULES

EXHIBITS
--------
Exhibit 1.3(b) - Allocation of Merger Consideration
Exhibit 1.4(a) - Acquiror Escrow Agreement
Exhibit 1.4(b) - Principal Shareholder Escrow Agreement
Exhibit 2.2(a)(ii) - Investment Letter
Exhibit 2.2(a)(x) - Weber Employment Agreement
Exhibit 2.2(a)(xi) - Weber Option Agreement
Exhibit 2.2(a)(xii) - Nizic Employment Agreement
Exhibit 2.2(a)(xiii) - Nizic Option Agreement
Exhibit 2.2(a)(xvii) - Amendment No. 1 to Subscription Agreement

SCHEDULES
---------

1.1(c)(vii)     Officers and Directors of the Surviving Corporation
4.1(a)          Articles of Incorporation and Bylaws of SkyNet and each
                  Subsidiary
4.1(c)          Consents
4.1(d)          Capitalization and Share Ownership
4.1(e)          Financial Statements
4.1(f)(i)       Location of Leased Property
4.1(f)(ii)      Written Notice
4.1(g)          No Contingent Liabilities
4.1(h)          Litigation
4.1(i)          Taxes
4.1(j)(i)       Employee Benefit Plan
4.1(j)(ii)      Employee Benefit Plan (for which SkyNet has obligation to
                  contribute)
4.1(j)(iv)      Material Employment Arrangements, Contracts, etc.
4.1(k)          Insurance Coverage
4.1(o)          Intellectual Property
4.1(p)          Accounts Receivable
4.1(r)(i)       Labor Relations; Employees
4.1(r)(ii)      List of Employees
4.1(r)(v)       Strikes, grievance proceedings, arbitrations, etc.
4.1(r)(vii)     Employment and Benefit Arrangements
4.1(s)          Suppliers and Clients
4.1(t)          Conflicting Interests
4.1(u)          Absence of Certain Changes or Events
4.2(a)          Certificate of Incorporation and Bylaws of Acquiror
4.2(e)          Acquiror Financial Statements
4.2(g)          Contingent Liabilities
4.2(h)          Litigation

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of September 28, 1998, by and among EPL RESOURCES (DELAWARE) CORP., a Delaware corporation, or its successor or assigns ("Acquiror"), SKYNET HOLDINGS, INC., a Nevada corporation ("SkyNet"), Christian J. Weber, an individual residing at _________________________________________ ("Weber"), DEANSLEY
LIMITED, an Isle of Man Corporation ("Deansley"), John E. Cathcart, an individual residing at __________________________________ ("Cathcart"),
Vjekoslav Nizic, an individual residing at ______________________________ ("Nizic") and FIR Construction Pty Limited, an Australian corporation ("FIR"). Weber, Deansley, Cathcart, Nizic and FIR are hereafter collectively referred to as the "Principal Shareholders."

                                    RECITALS


     WHEREAS, Acquiror and SkyNet have determined that it is in the best interests of their respective shareholders for SkyNet to merge with and into Acquiror upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Acquiror and SkyNet intend that the transactions evidenced by this Agreement shall qualify, to the best extent possible, as a tax-free reorganization under the applicable provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") (although the parties recognize that their intentions are not binding upon the Internal Revenue Service); and

     WHEREAS, the respective Boards of Directors of Acquiror and SkyNet have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



                                   ARTICLE I

                    MERGER OF SKYNET WITH AND INTO ACQUIROR
                              AND RELATED MATTERS

      1.1 THE MERGER.

          (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), SkyNet shall be merged with and into Acquiror (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the General

Corporation Law of Nevada ("NGCL") and the separate corporate existence of SkyNet shall cease, and Acquiror shall continue as the surviving corporation under the laws of the State of Delaware.

          (b) The Merger shall become effective as of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") and the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of Nevada in accordance with the provisions of Section 252 of the DGCL and Section 92A.190 of the NGCL, respectively, and the confirmation by the Articles of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

          (c)  At the Effective Time:

          (i) Acquiror shall continue its existence under the laws of the State of Delaware as the surviving corporation as "SkyNet Holdings, Inc.";

          (ii) the separate corporate existence of SkyNet shall cease;

          (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by the SkyNet shall be allocated to and vested in Acquiror as the surviving corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of SkyNet shall be allocated to Acquiror as the surviving corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than Acquiror as the surviving corporation, shall be liable therefor;

          (iv) the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of Acquiror as in effect immediately prior to the consummation of the Merger;

          (v) Each of Acquiror and SkyNet shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger and with the Secretary of State of the State of Nevada, the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable.

          (vi) the Bylaws of the surviving corporation shall be the Bylaws of Acquiror as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such Bylaws; and

          (vii) the officers and directors of Acquiror shall resign upon the Effective Time and the officers and directors of the surviving corporation shall consist of those individuals identified on Schedule 1.1(c)(vii), and such persons shall serve in such positions for their respective terms provided by law or in the Bylaws of the surviving corporation and until their respective successors are elected and qualified.

      1.2 CONVERSION OF STOCK.

          (a)  At the Effective Time:

          (i) the shares representing 100% of the issued and outstanding common stock of SkyNet ("SkyNet Common Stock") as of the Closing, other than SkyNet Shareholders who elect to exercise dissenters' rights (the "Dissenting Shareholders"), shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at
Section 1.3 hereafter (the "Merger Consideration");

          (ii) each share of capital stock of SkyNet held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

          (iii) each share of Common Stock of SkyNet outstanding as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

          (b) From and after the Effective Time, there shall be no transfers on the stock transfer books of SkyNet of shares of SkyNet Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of SkyNet Common Stock that were outstanding immediately prior to the Effective Time, shall be delivered to SkyNet, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

      1.3 MERGER CONSIDERATION.

          (a) Subject to the provisions of Section 1.4 (b) hereafter, the Merger Consideration, consisting of the total purchase price payable to the shareholders of SkyNet (the "SkyNet Shareholders") in connection with the acquisition by merger of SkyNet, shall be delivered, and, subject to adjustment pursuant to Section 1.3(d) hereof, shall consist exclusively of 9,901,500 newly issued shares of Common Stock, $.001 par value per share, of Acquiror (the "Acquiror Shares").

          (b) The Merger Consideration shall be allocated among the SkyNet Shareholders in the proportion of their share ownership of the outstanding SkyNet Common Stock at the Closing as set forth on Exhibit 1.3(b). It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

          (c) The shares of Acquiror Common Stock to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that (i) all of such Acquiror Common Stock shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act"); and (ii) the shares of Acquiror Common Stock issued to the Principal Shareholders will be subject to the lock-up provisions set forth in Paragraph 5.11 hereof.

          (d) No fractional shares of stock shall be issued in the Merger, and each holder of SkyNet Capital Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of stock rounded to the nearest whole number.

          (e) In addition to the Merger Consideration, Weber and Nizic shall, in consideration for entering into employment agreements with Acquiror, receive options to purchase an aggregate of 1,400,000 shares of Acquiror's Common Stock. The options shall have a term of five (5) years and shall be subject to an exercise price equal to $3.00 per share. The options shall vest two (2) years after the Closing. The options shall be granted solely in accordance with the terms of the Option Agreements attached hereto as Exhibit 2.2(a)(xi) and 2.2(a)(xiii).

      1.4 ESCROW AGREEMENT.

          (a) In order to secure Acquiror's obligation to timely complete the Private Offering identified at Section 5.12 hereafter, upon the Closing, Acquiror shall have secured the agreement of certain of its principal stockholders to place an aggregate of 2 million shares of Common Stock of the Acquiror into escrow pursuant to the terms of the escrow agreement attached hereto as Exhibit 1.4(a) (the "Acquiror Escrow Agreement"). The shares deposited into escrow pursuant to the Acquiror Escrow Agreement (the "Acquiror Escrow Shares") shall be released from escrow upon the closing of the "Minimum Offering", as defined in Section 5.12 hereafter. In the event that a closing with respect to the Minimum Offering is not completed within fifteen (15) days after the date required for Closing of the Private Offering under Section 5.12, 250,000 of the Acquiror Escrow Shares shall be surrendered to Acquiror for cancellation. At the conclusion of each additional fifteen (15) day period thereafter that the Minimum Offering is not completed, an additional 250,000 Acquiror Escrow Shares shall be surrendered to Acquiror for cancellation. In the event that the Private Offering fails to close, all of the Acquiror Escrow Shares shall be surrendered to Acquiror for cancellation. While retained in escrow, the beneficial owners of the Acquiror Escrow Shares shall retain full voting rights with respect to any such Acquiror Escrow Shares.

          (b) In order to secure the Principal Shareholders' indemnification obligations under Article 7 hereof, 2 million shares of Acquiror Common Stock issuable to the Principal Shareholders hereunder (the "Principal Shareholder Escrow Shares") shall be placed into escrow pursuant to the escrow agreement attached hereto as Exhibit 1.4(b) (the "Principal Shareholder Escrow Agreement"). Subject to the terms of the Principal Shareholder Escrow Agreement, 1,250,000 of the Principal Shareholder Escrow shares shall be released from escrow upon completion of Audited Financial Statements in compliance with Section 5.10 hereunder. Also subject to the terms of the Principal Shareholder Escrow Agreement, the remaining Principal Shareholder Escrow Shares (less those shares that are subject to claims for indemnification under Section 7.1 hereunder and the Principal Shareholder Escrow Agreement) shall be released to the Principal Shareholders one (1) year after the Closing.

      1.5 ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

          Each of Acquiror, SkyNet and the Principal Shareholders, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the NGCL and DGCL as promptly as possible, including, without limitation, the filing of the Articles of Merger and Certificate of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

      1.6 NO FURTHER RIGHTS OR TRANSFERS.

          At and after the Effective Time, the SkyNet Capital Stock outstanding immediately prior to the Effective Time shall cease to provide the SkyNet Shareholders thereof any rights as a shareholder of SkyNet, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.



                                   ARTICLE II

                                  THE CLOSING

      2.1 CLOSING DATE.

          Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of SkyNet at 343 South Glasgow Ave., Inglewood, CA 90301, at 10:00 a.m., local time on (a) the later of: (i) the first Business Day following the day upon which all appropriate Acquiror corporate action and SkyNet corporate action have been taken in accordance with Section 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article 6 of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than October 2, 1998 unless such date is extended by the mutual agreement of the parties.

      2.2 CLOSING TRANSACTIONS.

          At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) SKYNET AND THE PRINCIPAL SHAREHOLDERS WILL DELIVER, OR SHALL CAUSE TO BE DELIVERED, TO THE ACQUIROR, THE FOLLOWING DOCUMENTS AND SHALL TAKE THE FOLLOWING ACTIONS:

          (i) The SkyNet Shareholders (other than Dissenting Shareholders) shall surrender and deliver to Acquiror as the surviving corporation the certificate or certificates representing all of such shares of SkyNet Common Stock;

          (ii) The SkyNet Shareholders (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws, execute and deliver at the Closing a copy of an Investment Letter in the form attached to this Agreement as Exhibit 2.2(a)(ii) ("Investment Letter");

          (iii) Any outstanding shareholder agreements relating to the SkyNet Capital Stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

          (iv) SkyNet and the Principal Shareholders shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Nevada, Articles of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (v) A certificate shall be executed by an authorized officer of SkyNet and the Principal Shareholders to the effect that all representations and warranties made by SkyNet and each of the Principal Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Acquiror on said date;

          (vi) A certificate of good standing shall be delivered by SkyNet and the Principal Shareholders from the Secretary of State of the State of Nevada, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of such state, similar good standing certificates shall be provided for each of the Subsidiaries (as that term is defined in Section 4.1(a)(ii) hereof);

          (vii) An incumbency certificate shall be delivered by SkyNet signed by all of the officers thereof dated at or about the Closing;

          (viii) Certified Articles of Incorporation shall be delivered by SkyNet dated at or about the Closing and a copy of the Bylaws of SkyNet certified by the Secretary of SkyNet dated at or about the Closing; similar articles, Bylaws or other governing instruments will be delivered by each of the Subsidiaries;

          (ix) Certified Board and shareholder resolutions shall be delivered by the Secretary of SkyNet dated at or about the Closing authorizing the transactions contemplated under this Agreement;

          (x) The employment agreement by and between the Acquiror and Weber (the "Weber Employment Agreement") in the form attached to this Agreement as
Exhibit 2.2(a)(x) shall be executed and delivered by Weber;

          (xi) The Option Agreement by and between the Acquiror and Weber (the "Weber Option Agreement") in the form attached to this Agreement as Exhibit 2.2(a)(xi) shall be executed and delivered by Weber;

          (xii) The employment agreement by and between the Acquiror and Nizic (the "Nizic Employment Agreement") in the form attached to this Agreement as
Exhibit 2.2(a)(xii) shall be executed and delivered by Nizic;

          (xiii) The Option Agreement by and between the Acquiror and Nizic (the "Nizic Option Agreement") in the form attached to this Agreement as Exhibit 2.2(a)(xiii) shall be executed and delivered by Nizic;

          (xiv) The Principal Shareholder Escrow Agreement in the form attached hereto as Exhibit 1.4(b) shall be executed and delivered by the Principal Shareholders;

          (xv) The Principal Shareholder Escrow Shares shall be delivered into escrow pursuant to the Principal Shareholder Escrow Agreement;

          (xvi) SkyNet shall deliver a copy of the release with respect to that certain letter agreement dated September 17, 1998, by and between SkyNet and Arizona Capital Group, Inc. which shall be certified by the President of SkyNet and delivered to Acquirer;

          (xvii) Each person who was issued shares of preferred stock, $.001 par value per share, of SkyNet pursuant to a Subscription Agreement ("Subscription Agreement") in connection with that certain Agreement Concerning The Exchange of Capital Stock dated as of September 30, 1997 by and among, inter alia, SkyNet
                                                           ----- ----
and the Principal Shareholders, shall execute and deliver Amendment No. 1 to Subscription Agreement ("Amendment No. 1") in the form attached to this Agreement as Exhibit 2.2(a)(xvii), together with certificates evidencing the shares of preferred stock; and

          (xviii) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

          (b) ACQUIROR WILL DELIVER, OR SHALL CAUSE TO BE DELIVERED, TO SKYNET AND THE PRINCIPAL SHAREHOLDERS, THE FOLLOWING DOCUMENTS AND SHALL TAKE THE FOLLOWING ACTIONS:

          (i) Subject to Section 1.4(b), Acquiror shall deliver or shall cause to be delivered to the SkyNet Shareholders (other than Dissenting Shareholders) a certificate or certificates representing the number of shares of Acquiror Common Stock as such holder is entitled to receive in connection with the Merger;

          (ii) Acquiror shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (iii) Acquiror shall receive from the Secretary of State of Delaware a final Certificate of Merger;

          (iv) A certificate shall be executed by the Acquirer's President to the effect that all representations and warranties of the Acquiror under this Agreement are true and correct as of the Closing, as though originally given to SkyNet and the Principal Shareholders on said date;

          (v) A certificate of good standing shall be delivered by Acquiror from the Secretary of the State of Delaware dated at or about the Closing that Acquiror is in good standing under the laws of said state;

          (vi) Acquiror shall deliver the Acquiror Escrow Shares into Escrow pursuant to the terms of the Acquiror Escrow Agreement;

          (vii) An incumbency certificate shall be delivered by Acquiror signed by all of its officers dated at or about the Closing;

          (viii) Certified Certificate of Incorporation shall be delivered by Acquiror dated at or about the Closing, and a copy of the Bylaws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

          (ix) Certified Board and shareholder resolutions shall be delivered by the Secretary of Acquiror dated at or about the Closing authorizing the transactions contemplated under this Agreement;

          (x) Acquiror will execute and deliver the Weber Employment Agreement the form of which is attached to this Agreement as Exhibit 2.2(a)(x);

          (xi) Acquiror will execute and deliver the Nizic Employment Agreement the form of which is attached to this Agreement as Exhibit 2.2(a)(xi);

          (xii) Acquiror will execute and deliver the Nizic Option Agreement the form of which is attached to this Agreement as Exhibit 2.2(a)(xiii);

          (xiii) Acquiror will execute and deliver the Weber Option Agreement the form of which is attached to this Agreement as Exhibit 2.2(a)(xi);

          (xiv) Acquiror will execute and deliver the Acquiror Escrow Agreement to SkyNet and the Principal Shareholders the form of which is attached hereto as
Exhibit 1.4(a);

          (xv) Each of the officers and directors of Acquiror shall have tendered their resignation in form and substance satisfactory to SkyNet and the Principal Shareholders; and

          (xvi) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.

                                  ARTICLE III

                            CERTAIN CORPORATE ACTION

      3.1 SKYNET CORPORATE ACTION.

          (a) SkyNet, acting through its Board of Directors, shall, in accordance with applicable Nevada law, its Articles of Incorporation and Bylaws
(i) duly call, give notice of, convene and hold a special meeting ("Special Meeting") of its shareholders as soon as practicable following the execution of this Agreement for the purpose of considering and approving this Agreement or, alternatively, obtain the unanimous written consent of its shareholders to this Agreement; (ii) subject to its fiduciary duties under applicable law, include in the proxy statement for, or any information statement with respect to, the Special Meeting (or solicitation of unanimous written consents) the recommendation of its board of directors that this Agreement be approved by the shareholders of SkyNet; (iii) use its best efforts to obtain and furnish the information relating to Acquiror which Acquiror shall request to be included in such proxy statement or information statement in order that the offer and sale of the Acquiror Common Stock to be issued in connection with the Merger shall comply with the provisions of the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder including Regulation D and Rule 506 thereunder; (iv) permit Acquiror to review such proxy statement or information statement prior to the delivery of such proxy statement or information statement to any shareholder of SkyNet; and (v) subject to the fiduciary duties of the board of directors of SkyNet under applicable law, to obtain the necessary approval of the Agreement by the shareholders of SkyNet.

          (b) SkyNet shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

      3.2 ACQUIROR CORPORATE ACTION.

          Acquiror shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      4.1 REPRESENTATIONS AND WARRANTIES OF SKYNET AND THE PRINCIPAL
SHAREHOLDERS.

          As a material inducement to Acquiror to execute this Agreement and consummate the Merger and other transactions contemplated hereby, SkyNet and the Principal Shareholders, jointly and severally, hereby make the following representations and warranties to Acquiror. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

          (a)  CORPORATE EXISTENCE AND POWER.

          (i) SkyNet is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Except as set forth on Schedule 4.1(a), SkyNet is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of SkyNet as amended to date are attached hereto as
Schedule 4.1(a) and are made a part hereof.

          (ii) SkyNet owns no interest in any other entity other than DPE International Limited, a California corporation, SkyNet Worldwide Express Pty Limited, an Australian corporation, SkyNet, Inc., a New York Corporation, and Sky International Limited, a corporation organized under the laws of England (collectively the "Subsidiaries" and individually a "Subsidiary"). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state or country of its incorporation, and has all corporate powers and all government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) DUE AUTHORIZATION AND REQUISITE APPROVALS. (i) This Agreement has been duly authorized, executed and delivered by SkyNet and the Principal Shareholders and constitutes a valid and binding agreement of SkyNet and the Principal Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of SkyNet required under applicable law in order to consummate the Merger will have occurred; and (ii) the Board of Directors of SkyNet has approved the execution of this Agreement and the consummation of the Merger Transaction and related actions contemplated hereby.

          (c) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not:
(i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of SkyNet or any of the Subsidiaries; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of their knowledge, statute, law, ordinance, rule or regulation applicable to SkyNet, any of the Subsidiaries or the Principal Shareholders or their properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of SkyNet or the Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect or prevent SkyNet or the Principal Shareholders from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to SkyNet or any Subsidiary in connection with the execution and delivery of this Agreement by SkyNet and the Principal Shareholders or the consummation by SkyNet and the Principal Shareholders of the transactions contemplated hereby, except the filing of the Articles of Merger.

          (d) CAPITALIZATION AND SHARE OWNERSHIP. The authorized capital stock of SkyNet consists solely of Twenty Million (20,000,000) shares of common stock, $.001 par value per share. There are currently 5,658,000 shares of SkyNet Common Stock outstanding, of which the Principal Shareholders own 5,192,708 shares. The Principal Shareholders are the beneficial owners of a majority of the outstanding shares entitled to vote on the Merger, and by their signatures at the end hereof, have indicated their consent to the Merger and the transactions contemplated hereby. The outstanding shares of capital stock of SkyNet have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this
Section 4.1(d) and on Schedule 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of SkyNet, (B) no securities of SkyNet convertible into or exchangeable for shares of capital stock or voting securities of SkyNet and (C) no options, warrants or other rights to acquire from SkyNet, and no obligation of SkyNet to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SkyNet, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of SkyNet. The SkyNet Common Stock to be surrendered in the Merger will be owned of record and beneficially, by the SkyNet Shareholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. Except as set forth on Schedule 4.1(d), all of the issued and outstanding shares of Capital Stock of the subsidiaries are owned by SkyNet.

          (e) FINANCIAL STATEMENTS. SkyNet shall prepare and deliver to Acquiror, no less than five (5) days prior to Closing, copies of unaudited consolidated financial statements of SkyNet and the Subsidiaries for the fiscal years ended June 30, 1998, June 30, 1997 and June 30, 1996 (collectively, the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of SkyNet and its Subsidiaries as of the dates thereof and the results of operations for the periods then ended.

          (f)  REAL PROPERTIES.

          (i) SkyNet and the Subsidiaries currently lease real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). SkyNet and the Subsidiaries own or lease no other real estate. None of the leasehold interests held by SkyNet or the Subsidiaries is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of SkyNet that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

          (ii) Except as described on Schedule 4.1(f)(ii) hereto, neither SkyNet nor any Subsidiary has received any written notice from any governmental entity having jurisdiction over SkyNet or the Subsidiaries or over any of the real property leased by SkyNet or the Subsidiaries of any violation by SkyNet or the Subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by SkyNet or the Subsidiaries or of any condemnation or eminent domain proceeding.

          (iii) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by SkyNet or the Subsidiaries and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

          (iv) Except as described on Schedule 4.1(f)(iv), neither SkyNet nor any Subsidiary is a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein SkyNet or the Subsidiary is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

          (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by SkyNet or the Subsidiaries have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

          (g) NO CONTINGENT LIABILITIES. Except contained within the Financial Statements or otherwise as described on Schedule 4.1(g), at the Closing, SkyNet and the Subsidiaries shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best knowledge of the Principal Shareholders, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of SkyNet or the Subsidiaries.

          (h) LITIGATION. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of SkyNet or the Principal Shareholders, any basis therefor) pending against, or to the knowledge of SkyNet threatened, against or affecting SkyNet or the Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against SkyNet or the Subsidiaries, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

          (i) TAXES. Except as disclosed on Schedule 4.1(i), SkyNet and the Subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. SkyNet and the Subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of SkyNet reflect, or will reflect, adequate reserves for all taxes payable by SkyNet and the Subsidiaries which have been, or will be, accrued but are not yet due. Neither SkyNet nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against SkyNet or any Subsidiary. SkyNet and the Principal Shareholders are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against SkyNet or the Subsidiaries, asserting any deficiency in the payment of taxes. All taxes which SkyNet or the Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither SkyNet nor the Subsidiaries nor any member of any affiliated or combined group of which SkyNet is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of SkyNet or the Subsidiaries. There are no tax sharing or tax allocation agreements to which SkyNet is now or ever has been a party. SkyNet will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. SkyNet (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was SkyNet) and (b) has no liability for the taxes of any person (other than SkyNet) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (j)  ERISA.

          (i) Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by SkyNet or any affiliate (as defined below), (ii) covers any employee or former employee of SkyNet or any affiliate or (iii) under which SkyNet or any affiliate has any liability.
Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.

          (ii) Schedule 4.1(j)(ii) identifies all Employee Plans to which SkyNet currently has any obligation to contribute. SkyNet is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither SkyNet nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

          (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (iv) Schedule 4.1(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by SkyNet, any Subsidiary or any of their respective affiliates or (B) covers any employee or former employee of SkyNet, or any Subsidiary or any of their respective affiliates or (C) under which SkyNet, any Subsidiary or any of their respective affiliates has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (v) Neither SkyNet nor any affiliate has or maintains and has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of SkyNet or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

          (k) INSURANCE COVERAGE. Schedule 4.1(k) sets forth a list of all SkyNet key-man life insurance policies. SkyNet and the Subsidiaries maintain insurance covering their assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and SkyNet and the Subsidiaries are in full compliance with the terms and conditions of such policies. Neither SkyNet nor any Subsidiary has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by SkyNet pending under any of such policies as to which coverage has been questioned or denied.

          (l) COMPLIANCE WITH LAWS. To the best of knowledge of the Principal Shareholders, neither SkyNet nor any Subsidiary is in violation of, nor has any such entity violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. Without limiting the generality of the foregoing, to the best knowledge of the Principal Shareholders, SkyNet and the Subsidiaries have all licenses, permits, certificates and authorizations needed or required for the conduct of business of SkyNet and the Subsidiaries as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

          (m) INVESTMENT BANKING FEES. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, SkyNet or the Principal Shareholders to act on its or their behalf who might be entitled to any fee or commission from SkyNet, the Principal Shareholders, Acquiror or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

          (n) PERSONAL PROPERTY. SkyNet and the Subsidiaries have good and valid title to all of their personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by them, free and clear of any Encumbrance. SkyNet and the Subsidiaries are the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of their business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

          (o) INTELLECTUAL PROPERTY; INTANGIBLE PROPERTY. The corporate names of SkyNet and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by SkyNet in the operation of its business (the "Names and Service Marks"). SkyNet and the Subsidiaries have not done business and have not been known by any other name other than by its Names and Service Marks. [SkyNet owns and has the exclusive right within the states and countries in which it and its Subsidiaries operate, to use all intellectual property presently in use by it and its Subsidiaries and necessary for the operation of its businesses as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information.] There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by SkyNet or the Subsidiaries. No royalties or fees are payable by SkyNet to any third party by reason of the use of any of its intellectual property. Neither SkyNet nor any subsidiary has received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim. There is no presently known or threatened use or encroachment of any such intellectual property.

          (p) ACCOUNTS RECEIVABLE. The accounts receivable of SkyNet and its Subsidiaries referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of SkyNet and its Subsidiaries to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.1(p), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best knowledge of the Principal Shareholders, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

          (q) CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. Neither SkyNet nor any Subsidiary is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):

          (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i); and

          (ii) Agreements involving a maximum possible expenditure or obligation on the part of SkyNet or any Subsidiary to expend more than Twenty-Five Thousand Dollars ($25,000) separately or less than Fifty Thousand Dollars ($50,000) in the aggregate.


     The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by SkyNet and the Subsidiaries. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(q) will be made available to Acquiror within ten (10) business days prior to the Closing Date. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personalty or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Acquiror as the surviving entity shall become entitled to all rights of SkyNet under such of the Material Contracts as if the Acquiror were the original party to such Material Contracts. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither SkyNet, the Subsidiaries, and, to the best of their knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of SkyNet or the Subsidiaries under any Material Contract. None of the terms or provisions of any Material Contract materially adversely affects the business, prospects, financial condition or results of operations of SkyNet or the Subsidiaries.

          (r)  LABOR RELATIONS; EMPLOYEES.

               (i) Set forth on Schedule 4.1(r)(i) is a list of:

          (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which SkyNet or any Subsidiary is a party or by which it is bound; and

          (B) All employment agreements, and all severance agreements which have not been fully performed, to which SkyNet or any Subsidiary is a party or by which it is bound.

          (ii) Set forth on Schedule 4.1(r)(ii) is a list of all key management employees of SkyNet or any Subsidiary, broken down by location, together with their rate of compensation and title.

          (iii) SkyNet will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of SkyNet and its Subsidiaries.

          (iv) There is no union representing or purporting to represent any of the employees of SkyNet or any Subsidiary, and neither SkyNet nor any Subsidiary is subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

          (v) Except as set forth on Schedule 4.1(r)(v) :

          (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of SkyNet and the Principal Shareholders, threatened;

          (B) SkyNet and the Subsidiaries have complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and neither SkyNet nor any Subsidiary is (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

          (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or threatened against SkyNet or any Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of SkyNet or any Subsidiary, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of SkyNet or any Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

          (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of SkyNet or any Subsidiary is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of SkyNet following such termination of employment.

          (vii) Except as set forth in Schedule 4.1(r)(vii), SkyNet or any Subsidiary is not a party to any oral or written (A) agreement with any executive officer or other key employee of SkyNet or any Subsidiary (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SkyNet of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (viii) SkyNet has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

          (s) SUPPLIERS AND CUSTOMERS. Set forth on Schedule 4.1(s) is a list of the ten largest customers of SkyNet and its Subsidiaries based on the percentage of revenue represented by those customers for the fiscal year ended June 30, 1998. The relationship of SkyNet and its Subsidiaries with their suppliers and customers are good commercial working relationships and no material supplier or customer of SkyNet and its Subsidiaries has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with SkyNet or any of its Subsidiaries. SkyNet and the Principal Shareholders have no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

          (t) CONFLICTING INTERESTS. Except as set forth on Schedule 4.1(t), no director, officer, employee or SkyNet Shareholder, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from SkyNet or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which SkyNet conducts business or with which any of the foregoing is in competition, or (ii) is indebted to SkyNet except for money borrowed and as set forth on the Financial Statements.

          (u) ENVIRONMENTAL PROTECTION. Neither SkyNet nor any Subsidiary has been notified by any governmental authority, agency or third party, and SkyNet and the Principal Shareholders have no knowledge, of any violation by such person of any Environmental Statute (as defined below). All registrations by SkyNet with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by SkyNet or the Subsidiaries. Neither SkyNet nor any Subsidiary has received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

          (v) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(v), between June 30, 1998 (the date of the most recent Financial Statements) and the Closing, there will be no (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of SkyNet or any of its Subsidiaries, (ii) any entry by SkyNet or any of its Subsidiaries into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by SkyNet or any of its Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of SkyNet or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by SkyNet, or any direct or indirect redemption, purchase or any other type of acquisition by SkyNet of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000, (v) any agreement by SkyNet, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of SkyNet, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of SkyNet providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by SkyNet to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of SkyNet. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

          (w)  INVESTMENT INTENT.

          (i) The shares of Acquiror Common Stock are not being registered under the Act on the basis of the statutory exemption provided by Section 4(2) thereof and Regulation D promulgated thereunder, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;

          (ii) The Principal Shareholders of SkyNet represent (a) that they have such knowledge and experience in financial and business matters that they are capable of adequately evaluating the risk of investing in the Acquiror; (b) that they have been advised that the shares of Acquiror Common Stock to be issued to each of them by the Acquiror will not be registered under the Act and accordingly, the SkyNet Shareholders may only be able to sell or otherwise dispose of such shares in accordance with Rule 144 or as otherwise provided in this Agreement; (c) that the shares of Acquiror Common Stock will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (d) that the shares of Acquiror Common Stock so issued will not be sold without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel to the Acquiror an exemption from such registration is available), or in violation of any law; (e) the shares of Acquiror Common Stock will be subjected to the lock-up provisions set forth in Paragraph 5.11 hereof; and (f) that the certificate or certificates representing the shares of Acquiror Common Stock to be issued will be imprinted with a legend in form and substance substantially as follows:


        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE

        AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

     and Acquiror is hereby authorized to notify its transfer agent of the status of the Shares and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Act, as amended.

          (iii) The Principal Shareholders have, either upon the date hereof or before the Closing hereunder, been afforded the opportunity to review and is familiar with all material information regarding Acquiror and have based their decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and have not been furnished with any other literature, prospectus or other information except as included in such material or this Agreement;

          (iv) The Principal Shareholders are able to bear the economic risks of an investment in the shares of Acquiror Common Stock and that their overall commitment to their investments which are not readily marketable is not disproportionate to their net worth; and

          (v) The Principal Shareholders understand that no federal or state agency has approved or disapproved the shares of Acquiror Common Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

          (X) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by SkyNet or the Principal Shareholders to Acquiror in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to SkyNet or the Principal Shareholders which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of SkyNet or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto

      4.2 REPRESENTATIONS AND WARRANTIES OF ACQUIROR.

          As a material inducement to SkyNet and the Principal Shareholders to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror hereby makes the following representations and warranties:

          (A) CORPORATE EXISTENCE AND POWER. Acquiror is presently a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Acquiror has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Acquiror is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws of Acquiror as amended to date are attached hereto as
Schedule 4.2(a) and are made a part hereof.

          (B) DUE AUTHORIZATION. This Agreement, and as of the Closing the other agreements described herein to which Acquiror is a party, has been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror and constitutes, or as of the Closing will constitute, a valid and binding agreement of Acquiror, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror required under applicable law in order to consummate the Merger will have occurred.

          (C) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not
(i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Certificate of Incorporation, or Bylaws of Acquiror or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the charter or Bylaws of Acquiror or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation them of the transactions contemplated hereby, except the filing of a certificate of merger with the Secretary of the State of Delaware.

          (D)  CAPITALIZATION.

          (i) As of the Closing, the outstanding capital stock of the Acquiror shall consist solely of 5,625,000 shares of common stock, par value $.001 per share. All shares of capital stock of Acquiror outstanding as of the Closing, will have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and upon the issuance of the shares of Acquiror Common Stock to be issued in the Merger, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of Acquiror Common Stock. Other than the Options granted to Weber and Nizic, as more fully described within Exhibits 2.2(a)(xi) and 2.2(a)(xiii), and other than options to purchase 400,000 shares of Common Stock issued in connection with investment banking services rendered (the "Investment Banking Options"), Acquiror shall as of the Closing, have no outstanding options, warrants or other convertible securities. The Investment Banking Options shall have a term of five (5) years and shall be subject to an exercise price equal to $3.00 per share. The Investment Banking Options shall vest pro rata over a four (4) year period commencing one (1) year after the Closing.

          (ii) Acquiror has a sufficient number of its authorized but unissued shares of Acquiror Common Stock to permit it to issue the number of shares of Acquiror Common Stock due in connection with the Merger and the related transactions.

          (E) FINANCIAL STATEMENTS. Acquiror shall deliver to SkyNet and the principal Shareholders, no less than five (5) days prior to Closing, copies of audited financial statements of Acquiror for the fiscal years ended December 31, 1997, December 31, 1996 and the interim period ended April 20, 1998 (collectively, the "Acquiror Financial Statements"). Such Acquiror Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Acquiror as of the dates thereof and the results of operations for the periods then ended.

          (F) REAL PROPERTIES. Acquiror neither owns nor leases any real property.

          (G) NO CONTINGENT LIABILITIES. Except contained within the Acquiror Financial Statements or otherwise as described on Schedule 4.2(g) or agreed to by the parties hereto, at the Closing, Acquiror shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the knowledge of the Acquiror, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Acquiror.

          (H) LITIGATION. Except as described on Schedule 4.2(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror any basis therefor) pending against, or to the knowledge of Acquiror threatened, against or affecting Acquiror or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect or
(ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

          (I) COMPLIANCE WITH LAWS. To the knowledge of Acquiror, the Acquiror is not in violation of, nor has it violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony.

          (J) NON-REPORTING COMPANY. Certain shares of Common Stock of Acquiror are eligible for trading on the OTC Electronic Bulletin Board by virtue of certain broker-dealers having filed a Form 211 with the NASD and Acquiror having provided information required under SEC Rule 15(c)2-11 to certain broker dealers and all such information included therein is true and correct in all material respects. Acquiror does not file reports under the Securities and Exchange Act of 1934, as amended.

          (K) INVESTMENT BANKING FEES. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Acquiror to act on its behalf who might be entitled to any fee or commission from SkyNet, the SkyNet Shareholders or Acquiror or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

          (L) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror to SkyNet and the Principal Shareholders in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.



                                   ARTICLE V

                           AGREEMENTS OF THE PARTIES

      5.1 ACCESS TO INFORMATION.

          At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

      5.2 CONFIDENTIALITY; NO SOLICITATION.

          (A) CONFIDENTIALITY OF SKYNET-RELATED INFORMATION. With respect to information concerning SkyNet that is made available to Acquiror pursuant to the terms of this

Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of SkyNet. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (B) CONFIDENTIALITY OF ACQUIROR-RELATED INFORMATION. With respect to information concerning Acquiror that is made available to SkyNet and the Principal Shareholders pursuant to the provisions of this Agreement, SkyNet and the Principal Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by SkyNet or the Principal Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, SkyNet and the Principal Shareholders agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by SkyNet's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by SkyNet or the Principal Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through SkyNet, the Principal Shareholders or any party who received the same through SkyNet or the Principal Shareholders, provided that SkyNet or the Principal Shareholders have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by SkyNet; or (iv) is disclosed with the express prior written consent thereto of Acquiror. SkyNet or the Principal Shareholders agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (C) NONDISCLOSURE. Neither SkyNet, the Principal Shareholders nor Acquiror shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

          (D) NO SOLICITATION. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, the Principal Shareholders, SkyNet or any of their respective affiliates will not, prior to the earlier of the Closing or the termination of this Agreement, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in SkyNet or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving SkyNet or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of SkyNet or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. SkyNet or the Principal Shareholders shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

      5.3 INTERIM OPERATIONS.

          During the period from the date of this Agreement and continuing until the Closing:

          (A) INTERIM OPERATIONS OF SKYNET AND SUBSIDIARIES. SkyNet agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

          (i) Ordinary Course.  SkyNet and its Subsidiaries shall carry on their
              ---------------
business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

          (ii) Dividends; Changes in Stock. SkyNet and its Subsidiaries shall
               ---------------------------
not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of their capital stock, (b) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock (c) redeem, repurchase or otherwise acquire any shares of their capital stock or (d) otherwise change their capitalization.

          (iii) Issuance of Securities.  Except as contemplated by this
                ----------------------
Agreement, SkyNet shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

          (iv) Governing Documents.  SkyNet shall not amend its Articles of
               -------------------
Incorporation or its Bylaws. None of the Subsidiaries shall amend their respective corporate charters or governing documents.

          (v) No Dispositions. SkyNet and its Subsidiaries shall not sell,
              ---------------
lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of their material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $100,000 in value of such assets.

          (vi) Indebtedness. SkyNet and its Subsidiaries shall not incur any
               ------------
indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $100,000.

          (vii) Benefit Plans; Etc. SkyNet and its Subsidiaries shall
                ------------------
not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

          (viii) Executive Compensation. SkyNet and its Subsidiaries
                 ----------------------
shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

          (ix) Acquisitions. SkyNet and its Subsidiaries shall not acquire (by
               ------------
merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital , property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

          (x) Tax Elections. SkyNet and its Subsidiaries shall not make any
              -------------
material tax election or settle or compromise any material federal, state, local or foreign tax liability.

          (xi) Waivers and Releases. SkyNet and its Subsidiaries shall not
               --------------------
waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

          (xii) Other Actions. SkyNet and its Subsidiaries shall not
                -------------
enter into any agreement or arrangement to do any of the foregoing. SkyNet and its Subsidiaries shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

          (B) INTERIM OPERATIONS OF ACQUIROR. Acquiror agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that SkyNet and the Principal Shareholders shall otherwise consent) that:

          (i) Ordinary Course.  Acquiror shall conduct no business activity
              ---------------
other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

          (ii) Dividends; Changes in Stock.  Except as necessary to effect a
               ---------------------------
reincorporation into Delaware, or to increase its outstanding shares so as to satisfy the condition precedent identified at Section 6.1(h) hereof, Acquiror shall not (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

          (iii) No Dispositions.  Acquiror shall not sell, lease,
                ---------------
pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

          (iv) Placement Activities.  Prior to the Closing, Acquiror shall have
               ---------------------
completed a private placement to accredited investors which, after expenses, yields net proceeds of no less than $500,000 to Acquiror.

          (v) Other Actions.  Acquiror shall take any action, or fail to take
              -------------
any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

      5.4 CONSENTS.

          (a) Aquiror, SkyNet and the Principal Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

      5.5 FILINGS; REGISTRATION STATEMENT.

          (a) Acquiror, SkyNet and the Principal Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing.

          (b) As promptly as possible following the completion of the Audited Financial Statements, Acquiror shall prepare and file with the Securities and Exchange Commission, a registration statement for the purposes of registering the reoffer and redistribution of shares of Common Stock with the Securities and Exchange Commission under the Act, and shall, by virtue of such undertaking, become a "reporting company" under the Securities Exchange Act of 1934. The shares of Acquiror's Common Stock to be included for public reoffer and redistribution as part of the registration statement shall include the shares sold in the Private Offering identified at Section 5.12 hereafter, the shares previously issued by Acquiror as part of the private placement transaction identified at Section 5.3(b)(iv) hereafter, as well as 150,000 shares issued to the Principal Shareholders hereunder which the Principal Shareholders are entitled to sell under Section 5.11 hereafter within the first year following the Closing.

      5.6 ALL REASONABLE EFFORTS.

          Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

      5.7 PUBLIC ANNOUNCEMENTS.

          Acquiror, SkyNet and the Principal Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with an national securities exchange.

      5.8 NOTIFICATION OF CERTAIN MATTERS.

          SkyNet and the Principal Shareholders shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to SkyNet and the Principal Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to SkyNet and the Principal Shareholders, at or prior to the Closing, and, as to Acquiror, as of the Closing and (b) any material failure of SkyNet and the Principal Shareholders, on the one hand, or Acquiror, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

      5.9 EXPENSES.

          All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

      5.10 FINANCIAL STATEMENTS.

          SkyNet and the Principal Shareholders shall cooperate with the Acquiror following the Closing so that within sixty (60) days of the Closing, Acquiror shall cause to be prepared an audit of the Financial Statements of SkyNet (the "Audited Financial Statements"). The Audited Financial Statements shall not reflect any material adverse changes from the Financial Statements. For the purpose of this Section 5.10, the term "material adverse change" shall mean any reduction reflected within the Audited Financial Statements of ten percent (10%) or more of the SkyNet revenues, net income (loss) or shareholders' equity from the corresponding period of the Financial Statements provided under
Section 4.1(e) only if such reduction exceeds $100,000.

     5.11 LOCK-UP.

          In addition to any prohibition on transfers or sales under applicable federal or state securities laws, the Principal Shareholders shall not sell, transfer, encumber or otherwise dispose of the shares of Acquiror Common Stock issued to them hereunder for a period of two (2) years following the Closing. Notwithstanding such limitation, commencing 90 days after the Closing, the foregoing lock-up provision shall be inapplicable to the resale by each of the Principal Shareholders of 50,000 shares of Acquiror Common Stock; provided, however, that any resale of such shares prior to one (1) year after the Closing shall be on terms and to parties reasonably acceptable to the Acquiror Designee to the Acquiror Board of Directors. During the one (1) year period commencing one (1) year after the Closing, each Principal Shareholder shall be permitted to resell up to 50,000 additional shares of Acquiror Common Stock in accordance with Securities and Exchange Commission Rule 144, if applicable.

     5.12 PRIVATE OFFERING.

          Promptly following the Closing, Acquiror agrees to undertake a private placement (the "Private Offering") to accredited and institutional investors which is intended to yield proceeds, after payment of all sales commissions, of between $2.5 million (the "Minimum Offering") and $5.0 million (the "Maximum Offering") through the sale of shares of newly issued restricted common stock at $2.00 per share. The Minimum Offering will be completed by the later of: (i) ten (10) days after the completion of the Audited Financial Statements; or (ii) sixty (60) days after the Closing. The Private Offering may be completed through the use of broker-dealers who are registered with the Securities and Exchange Commission and in good standing with the NASD, upon payment of a sales commission not to exceed 7% of the gross proceeds. As more fully set forth within Section 1.4 of this Agreement, the Acquiror has agreed to cause certain of its principal stockholders to place 2 million shares of its Common Stock in escrow in order to secure timely completion of the Minimum Offering.

     5.13 DOCUMENTS AT CLOSING.

          Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.

     5.14 PROHIBITION ON TRADING IN ACQUIROR STOCK.

          SkyNet and the Principal Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, until the Closing, the Principal Shareholders agree that they will not purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until counsel for Acquiror believes that any such non-public information has been adequately disseminated to the public.

     5.15 RESERVATION OF SHARES.

          As of the Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Common Stock to permit the issuance of the shares of Acquiror Common Stock due in connection with the Merger and the transactions contemplated by this Agreement.

     5.16 EMPLOYMENT AGREEMENTS AND OPTION AGREEMENTS.

          After the execution of this Agreement and prior to the Closing, the Acquiror and each of Weber and Nizic shall use all reasonable efforts to negotiate and agree upon the form of the employment agreements and option agreements by and between Acquiror and each of Weber and Nizic.

     5.17 ACKNOWLEDGMENT OF APPROVALS; WRITTEN CONSENT OF STOCKHOLDERS.

          By virtue of their respective signatures to this Agreement, Acquiror, SkyNet and the Principal Shareholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein and, with respect to the Principal Shareholders, shall constitute their approval of the Merger and this Agreement by written consent in accordance with
Section 78.320 of the Nevada General Corporation Law on and as of the date hereof with respect to all of the shares of SkyNet Common Stock owned by such Principal Shareholder on and as of the date hereof.

     5.18 MATTERS OF CORPORATE GOVERNANCE.

          (a) Concurrent with the Closing, members of Acquiror's Board of Directors shall resign and shall be replaced with a Board of Directors of five
(5) members, consisting of: (i) one designee of Acquiror's Board of Directors immediately prior to the Closing (the "Acquiror Designee"); (ii) two (2) designees of the Principal Shareholders; (iii) a designee of the Acquiror Designee, who shall be acceptable to the Principal Shareholders; and (iv) a designee of the Principal Shareholders, who shall be acceptable to the Acquiror Designee.

          (b) For a period of two (2) years following the Closing, the Principal Shareholders agree to vote their shares of Acquiror Common Stock at every Annual Meeting of Stockholders, at any Special Meeting of Stockholders called for the purpose of electing members to the Board of Directors, or will act by consent or otherwise take such action as is required, to vote for and elect a Board of Directors in the manner identified in subparagraph (a) above. The Principal Shareholders further agree not to take any action inconsistent with this Section 5.18, including voting any shares of Acquiror Common Stock to amend the Company's By-laws or Certificate of Incorporation in a manner inconsistent with this Section 5.18.

          (c) For a period of two years following the Closing, approval of any of the following transaction shall require the affirmative vote of 80% of the members of Acquiror's Board of Directors: (i) any merger, consolidation, sale of all or substantially all of the assets of Acquiror or recapitalization involving Acquiror; (ii) transactions between Acquiror and any interested party (including all directors, executive officers, or principal (i.e., over 5%) stockholders);
(iii) any modification to the terms of this Agreement or any other agreements entered into upon the Closing; (iv) any issuance of shares of Acquiror's Common Stock, Preferred Stock or securities exercisable or convertible into shares of Acquiror's Common Stock or Preferred Stock, equal to or exceeding 10% of the Acquiror's then outstanding shares of Common Stock or voting power; and (v) any amendment to the Company's By-laws or Certificate of Incorporation. Notwithstanding anything contained in this Agreement to the contrary, commencing two years after the Closing, a super-majority vote of the Acquiror's Board of Directors shall not be required to approve any transaction except as may be required under applicable Delaware law.

     5.19 PRODUCTION OF SCHEDULES AND EXHIBITS.

          Within five (5) days prior to the Closing, each of the parties hereto shall produce, to the extent not previously done, to the other, all of the Schedules and Exhibits required to be produced pursuant to the Agreement. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.


                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF SKYNET AND THE PRINCIPAL SHAREHOLDERS.

          The obligations of SkyNet and the Principal Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by SkyNet and the Principal Shareholders) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) The representations and warranties of Acquiror set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

          (b) Acquiror shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

          (c) The Merger shall have been approved by Acquiror in accordance with the provisions of the DGCL. The Board of Directors and stockholders of Acquiror shall have approved the execution of this Agreement and the Merger thereby.

          (d) Acquiror shall enter into the Weber Employment Agreement and the Nizic Employment Agreement.

          (e) Acquiror shall enter into the Weber Option Agreement and the Nizic Option Agreement.

          (f) Acquiror shall enter into, and the Acquiror Escrow Shares shall be delivered pursuant to, the Acquiror Escrow Agreement the form of which is attached hereto as Exhibit 1.4(a).

          (g) There shall be delivered to SkyNet and the Principal Shareholders an officer's certificate of Acquiror to the effect that all of the representations and warranties of Acquiror set forth herein are true and complete in all material respects as of the Closing, and the Acquiror has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

          (h) Acquiror shall have completed a private placement to accredited investors which, after expenses, produced net proceeds of no less than $500,000. Acquiror shall, upon the Closing, have cash on deposit of no less than $500,000, subject only to those liabilities reflected within the Acquiror Financial Statements, Schedule 4.2(g) and any additional liabilities incurred in connection with this transaction that have been agreed to by all parties hereto.

          (i) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

          (j) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

      6.2 CONDITIONS TO ACQUIROR'S OBLIGATIONS.

          The obligation of Acquiror to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

          (a) No SkyNet Shareholder shall have filed with SkyNet, prior to or after the SkyNet shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written notice of intent to demand payment for his, her or its shares of SkyNet Common Stock, as required by
Section 92A.420 of the NGCL in order for such shareholder to perfect the right to dissent from such proposed action and no SkyNet Shareholder shall have the right to make such demand at any time in the future;

          (b) The representations and warranties of SkyNet and the Principal Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

          (c) SkyNet and the Principal Shareholders shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

          (d) There shall be delivered to Acquiror an officer's certificate of SkyNet to the effect that all of the representations and warranties of SkyNet set forth herein are true and complete in all material respects as of the Closing, and that SkyNet has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing; and there shall be delivered to Acquiror a certificate signed by the Principal Shareholders to the effect that the representations and warranties of the SkyNet and the Principal Shareholders set forth herein are true and correct in all material respects and that the Sky Net and the Principal Shareholders have complied in all material respects with their covenants and agreements required to be complied with them by Closing;

          (e) Weber shall have entered into the Weber Employment Agreement with Acquiror;

          (f) Weber shall have entered into the Weber Option Agreement with Acquiror;

          (g) Nizic shall have entered into the Nizic Employment Agreement with Acquiror;

          (h) Nizic shall have entered into the Nizic Option Agreement with Acquiror;

          (i) The Principal Shareholders shall have entered into, and the Principal Shareholder Escrow Shares be delivered pursuant to, the Principal Shareholder Escrow Agreement the form of which is attached hereto as Exhibit 1.4(b);

          (j) Each SkyNet Shareholder (other than Dissenting Shareholders) shall have executed and delivered an Investment Letter;

          (k) All persons who were parties to the Subscription Agreement shall have executed and delivered Amendment No. 1 together with certificates representing any shares of preferred stock purportedly issued under the Subscription Agreement;

          (l) SkyNet shall have entered into a release with Arizona Capital Group, Inc. with respect to any and all of the rights and obligations of SkyNet and Arizona Capital Group, Inc. under that certain letter agreement dated September 17, 1998 by and between SkyNet and Arizona Capital Group, Inc.;

          (m) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

          (n) The Acquiror shall have completed a due diligence investigation with respect to the business, operations, financial condition and prospects of SkyNet and its Subsidiaries and shall have been satisfied with the results of its due diligence investigation with such satisfaction to be determined in the sole and absolute discretion of Acquiror;

          (o) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions; and

          (p) The Board of Directors of SkyNet and the SkyNet shareholders shall have approved the Merger in accordance with the NGCL.


                                  ARTICLE VII

                                INDEMNIFICATION

      7.1 INDEMNIFICATION.

          (a) Principal Shareholders.  The Principal Shareholders shall
              ----------------------
indemnify, defend and hold harmless Acquiror from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of SkyNet or the Principal Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by SkyNet or the Principal Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby; provided that such indemnification obligations hereunder shall be limited to the 2,000,000 shares of Acquiror Common Stock delivered into escrow pursuant to the Principal Shareholder Escrow Agreement.

          (b) Acquiror.  Acquiror shall indemnify, defend and hold harmless
              --------
SkyNet and the Principal Shareholders from and against any and all Claims, as defined at subsection 7.1(a) above, incurred by SkyNet and/or the Principal Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror pursuant hereto or in connection with the transactions contemplated hereby or thereby.

          (c) Methods of Asserting Claims for Indemnification.  All claims for
              ------------------------------------------------
indemnification under this Agreement shall be asserted as follows:

          (i) Third Party Claims.  In the event that any Claim for which a party
              -------------------
(the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

          If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

          (ii) Non-Third Party Claims.  In the event that the Indemnitee should
               -----------------------
have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section
9.8 hereafter.

          (d) Right of Set-Off.  Subject to the terms of the Principal
              ----------------
Shareholder Escrow Agreement, in the event a Claim arises pursuant to subparagraph 7.1(a), Acquiror shall have the right to apply the amount of the Claim which is agreed to by the other parties against the Principal Shareholder Escrow Shares identified at subparagraph 1.4(b).



                                  ARTICLE VIII

                                  TERMINATION

      8.1 TERMINATION.

          This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

          (a) by mutual written consent of Acquiror, SkyNet and the Principal Shareholders;

          (b) by any of Acquiror, SkyNet or the Principal Shareholders;

          (i) if the Closing shall not have occurred on or before October 15, 1998, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

          (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

          (c) by SkyNet and the Principal Shareholders if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of SkyNet or the Principal Shareholders to comply with their respective obligations under this Agreement) and SkyNet and the Principal Shareholders have not waived such conditions on or before the Closing; or

          (d) by Acquiror if any of the conditions specified in Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with their respective obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing.

      8.2 NOTICE AND EFFECT OF TERMINATION.

          In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or shareholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2,
5.7 and 5.9, shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.

      8.3 EXTENSION; WAIVER.

          Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.
Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.4 AMENDMENT AND MODIFICATION.

          This Agreement may be amended, whether before or after the vote of the SkyNet Shareholders or shareholders of Acquiror, by written agreement of Acquiror, SkyNet and the Principal Shareholders; provided, however, that after the approval, if any, of this Agreement by the SkyNet Shareholders, no such amendment shall reduce or change the consideration to be received by any SkyNet Shareholder in connection with the Merger as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the SkyNet Shareholders without the approval of such adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, SkyNet and the Principal Shareholders.



                                   ARTICLE IX

                                 MISCELLANEOUS

      9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES.

          All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of one (1) year from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.1(u) (relating to environmental matters), Section 4.1(e) (relating to the Financial Statements),
Section 4.1(g) (relating to contingent liabilities) and Section 4.1(i) (relating to taxes) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing forever. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

          The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquiror for such breach or other failure to perform the obligations of SkyNet and the Principal Shareholders under this Agreement.

      9.2 NOTICES.

          All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

        (a) if to SkyNet, to it at:                 with a copy to:

            343 South Glasgow Avenue
            Inglewood, CA 90301

            Attn.:  Vic Nizic

        (b) if to Acquiror to it at:                with a copy to:

            c/o Synergy Group International, Inc.   Stephen M. Cohen, Esquire
            4725 East Sunrise Drive                 Buchanan Ingersoll, P.C.
            Tuscon, AZ 85718                        Eleven Penn Center, 14th
                                                    Floor
            Attn.:  Vincent Marold                  Philadelphia, PA  19103
                                                    Fax:  (215) 665-8760

        (c) if to Christian J. Weber:               with a copy to

            Foxholes
            Winter Hill Road
            Cookham Dean SL6 6PJ
            England

        (d) if to Vjekoslav Nizic:                  with a copy to:

            c/o SkyNet Holdings, Inc.
            343 South Glasgow Avenue
            Inglewood, CA 90301

        (e) if to Deansley Limited:                with a copy to:

            71 Circular Road
            Douglas, Isle of Man 1M1 1AZ

        (f) if to John E. Cathcart:                with a copy to:

            774 Mays Blvd.
            10-450
            Incline Village, NV 89451

        (g) if to Fir:                             with a copy to:

            c/o SkyNet Holdings, Inc.
            343 South Glasgow Avenue
            Inglewood, CA 90301

            Attention: Vjekoslav Nizic

      9.3 AGREEMENT; ASSIGNMENT.

          This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

      9.4 BINDING EFFECT; BENEFIT.

          This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.5 HEADINGS.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      9.6 COUNTERPARTS.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      9.7 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

      9.8 ARBITRATION.

          If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Los Angeles, California. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      9.9 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.10 RELEASE AND DISCHARGE.

          By virtue of their execution of this Agreement, as of the Closing and thereafter, the Principal Shareholders hereby agree to release, remise and forever discharge SkyNet from and against any and all debts, obligations, liabilities and amounts owing from SkyNet to the Principal Shareholders prior to the Closing, and SkyNet is not obligated to take any action or make any payments to third parties on behalf of the Principal Shareholders.

     9.11 CERTAIN DEFINITIONS.

          As used herein:

          (A) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

          (B) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia, Pennsylvania.

          (C) "KNOWLEDGE" shall mean the actual current knowledge of the party , and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

          (D) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

          (E) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

IN WITNESS WHEREOF, Acquiror, SkyNet and the Principal Shareholders have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                  EPL RESOURCES (DELAWARE) CORP.,
                                  a Delaware Corporation

                              By: /s/ Vincent Marold
                                  ------------------
                                  Name:  Vincent Marold
                                  Title:   President

                                  SKYNET HOLDINGS, INC.,
                                  a Nevada corporation.

                              By: /s/ Vjekoslav Nizic
                                  -------------------
                                  Vjekoslav Nizic
                                  Chief Executive Officer

                                  PRINCIPAL SHAREHOLDERS:


                                  /s/ Vjekoslav Nizic
                                  -------------------
                                  Signature
                                  Name: Vjekoslav Nizic
                                  Address:


                                  /s/ Christian J. Weber
                                  ----------------------
                                  Signature
                                  Name:  Christian J. Weber
                                  Address:

                                  /s/ John Cathcart
                                  -----------------
                                  Signature
                                  Name:  John E. Cathcart
                                  Address:

                                  DEANSLEY LIMITED, an
                                  Isle of Man corporation

                                  By: /s/ E.N. Bowers
                                      ---------------
                                  Name:  E.N. Bowers
                                  Title:  Director


                                  FIR CONSTRUCTION PTY LIMITED,
                                  an Australian Corporation

                                  By:  /s/ Vjekoslav Nizic
                                      --------------------
                                  Name: Vjekoslav Nizic
                                  Title:Managing Director